SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



             Date of report (Date of
             earliest event reported)                      August 13, 1999


                                 TV FILME, INC.
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                      0-28670                  98-0160214
    (State or Other               (Commission             (IRS Employer
    Jurisdiction                  File Number)         Identification No.)
    of Incorporation)




                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-Bl.A
                          Ed. Executive Tower, Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil
          (Address of Principal Executive Offices, Including Zip Code)

     Registrant's telephone number, including area code: 011-55-61-314-9908


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages


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ITEM 5.  OTHER EVENTS.

         On August 13, 1999, TV Filme, Inc. (the "Company") announced that it had reached an agreement in principle with a committee representing holders of the Company's outstanding 12-7/8% senior notes due 2004. TV Filme, Inc. expects that this agreement will significantly reduce its existing long-term debt, and enable the Company to continue the build-out of its recently acquired multi-point, multi-channel distribution systems ("MMDS") licenses. The agreement in principle is subject to execution of definitive documentation, and is to be effected pursuant to a pre-arranged plan, which will require court approval under Chapter 11 of the U.S. Bankruptcy Code.

         Pursuant to the restructuring agreement, the senior noteholders will receive a $25 million cash payment and their existing notes will be converted into (i) New Senior Secured Notes in the aggregate principal amount of $35 million, with a five year maturity and interest of 12% per annum (interest payable-in-kind at the option of the reorganized company through the first 24 months), and (ii) 80% of the new common equity of the reorganized company. Current management will receive 15% of the new common equity, and existing common stockholders of TV Filme, Inc. will receive 5% of the common equity of the reorganized company in exchange for their current stake.

         A copy of the Company's press release, dated August 13, 1999, is attached hereto as Exhibit 99.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                        Not Applicable.

         (b)      Pro Forma Financial Information.

                        Not Applicable.

         (c)      Exhibits.

                        The following exhibit is filed with this Report.

EXHIBIT NO.                DESCRIPTION

99                         Press Release of the Company, dated August 13, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TV FILME, INC.



Date: August 19, 1999            By:  /s/Hermano Studart Lins de Albuquerque
                                      ------------------------------------------
                                      Name: Hermano Studart Lins de Albuquerque
                                      Title:   Chief Executive Officer

                                  EXHIBIT LIST

EXHIBIT NO.                DESCRIPTION

99                         Press Release of the Company, dated August 13, 1999.